ABTC
AMERICAN BATTERY
TECHNOLOGY COMPANY

Q3 FY 2025 Financial Summary Presentation

Quarterly Overview Presentation
May 15, 2025

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are "forward-looking statements." Although the American Battery Technology Company's (the "Company") management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company's ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2024. The Company assumes no obligation to update any of the information contained or referenced in this presentation.

Agenda

» CEO Opening Remarks
» ABTC Business Lines
  ▸ Lithium-Ion Battery Recycling
  ▸ Primary Claystone to Lithium Hydroxide
» FY2025 Q3 Financial Summary
» Q&A
» Closing



Ryan Melsert
Chief Executive Officer



Tiff Moehring
Head of Communications

ABTC Critical Mineral Manufacturing Businesses

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

1. A robust and **cost-competitive battery recycling industry** can ***close-the-loop*** and make a meaningful impact on near-term domestic supply

2. However, recycling alone cannot meet growing demand, therefore **domestic manufacturing of primary battery metals** needs to be ramped rapidly to ***fill-the-loop*** with low-cost and low environmental impact material

3. In addition to manufacturing primary battery metals, **domestic mineral resources need to be developed** in order to supply the primary feed for these facilities



End Use OEMs
Battery Cells
EVs, Stationary Storage, Consumer Electronics
Cell Manufacturers
Waste Products
Active/Inactive Refined Materials
Waste Cells
Chemical Refiners
Waste Material
Second Life Applications
1 Lithium-Ion Battery Recycling
2 Primary Battery Metals Manufacturing
Battery Grade Metal Feedstocks Li, Ni, Co, Mn
3 Mineral Resource Development

ABTC FY25 Q3 Summary

- Substantially increased throughput at first battery recycling facility, more than doubling total mass battery material recycled compared to previous quarter
- Through increased recoveries and product quality, **tripled quarterly revenue** to $1.0 million compared to previous quarter
- While revenue increased by approximately 200%, **only minor 9% increase in cash cost of goods sold** to $2.3 million for this quarter compared to $2.1 million in previous quarter
- Entered into agreement to sell an unused legacy property in Fernley, Nevada for $6.75 million
- Entered into agreement to sell unused legacy water rights in Fernley, Nevada for $4.7 million


METRO
TRAILER

"Through hundreds of targeted operational improvements, we've significantly enhanced production quality and output, paving the way for the next phase of our recycling technologies as we integrate our chemical extraction train into this facility to further upgrade these recycled products to high-purity cathode grade metals."

~Ryan Melsert, CEO/CTO

Battery Recycling Business

Company Revenue, Sale of Recycled Products

- Company has implemented multi-shift, 24/7 operations
  - Added shift counts and operators per shift to match increased battery feedstock throughput
- Continues to engage with its multiple strategic partners for the sourcing of commercial quantities of battery feedstock materials, and for the sale of recycled battery products
- Continues to ramp the throughput of operations at our recycling plant to process increased quantities of battery feedstock materials


CLARK
FRONT
CLARK

We continue to advance and ramp our battery recycling systems while successfully manufacturing and delivering large inventories of recycled battery metal products to our domestic partners and reported four consecutive quarters of revenue while only being operable for approximately 15 months.

Claystone to LiOH Business

Our 4th Drill Program at Our Tonopah Flats Lithium Project Is Complete

- Accelerated commercialization and scale-up of the Tonopah Flats Lithium Project with the completion of our 4th Drill Program
- The core samples collected have been assayed and characterized to further evaluate the property to the previously unexplored southwest section of the claim block
- The data resulting from the assays will be used to further inform our forthcoming pre-feasibility study and further analyze the size of our overall lithium resource



Accelerated commercialization and scale-up of the Tonopah Flats Lithium Project aims to aid the onshoring of an American lithium resource to reinforce supply chain stabilization, national security, and create jobs.

Claystone to LiOH Business

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Our Internally-Designed, First-of-Kind Claystone-to-LiOH Technology

- Successfully completed a continuous, multi-week operation of this facility and produced large quantities of battery grade lithium hydroxide (LiOH) material
- Based on the pilot facility design, ABTC has designed a commercial scale lithium refinery to manufacture 30,000 tonnes of lithium hydroxide per year, and long-term commercial offtake agreements for this product are under negotiations with these strategic customers
- We received a 'Letter of Interest' from the Export-Import Bank of the United States for a $900,000,000 low-interest loan to support the construction of this commercial lithium refinery and lithium mine



We have demonstrated our ability to manufacture commercially viable lithium products with our internally-developed processing technologies from our Nevada lithium claystone mineral resource, diminishing reliance on foreign entities.

FY2025 Q3 Financial Summary

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

in $M	Q3 FY25	Q3 FY24	Notes
Revenue	$1.0	$0	Revenue growth generated from sales of commercial quantities of recycled products
Cash Cost of Goods Sold	$2.3	$0	Cash cost of goods sold of battery recycling facility
Total Cost of Goods Sold	$3.7	$0	Total cost of goods sold, including non-cash costs such as depreciation and stock-based compensation
Funding from Government Grants	$2.0	$1.2	Increase in grant income through initiation of new grant projects during the quarter
Cash			
Used in Investing Activities	($0.5)	($5.0)	Reduction in capital expenses for first recycling facility
Used in Operating Activities	($10.3)	($0.5)	Increased operations at first battery recycling facility
Net cash provided by financing activities	($2.0)	$3.9	Pay down of principal of debt
Cash Balance, end of year	$7.8	$6.0	Improved liquidity position
Balance on Contracted Government Grants	$205.7	$66.6	Contracted new grant for our second recycling facility
Awarded Transferrable Investment Tax Credits	$59.6	$0	Significant allocated award to be monetized

Questions

ABTC
AMERICAN BATTERY
TECHNOLOGY COMPANY

ABTC
AMERICAN BATTERY
TECHNOLOGY COMPANY

Powering the Future of Sustainable Energy



Sincere Thanks to Our Employees & to Our Shareholders

ABTC
AMERICAN BATTERY
TECHNOLOGY COMPANY

We are committed to developing innovative technologies across recycling, lithium mining, and critical minerals manufacturing to meet the need for domestic energy independence and economic security.


ABTC

Thank You

www.americanbatterytechnology.com
info@batterymetals.com

Information regarding Mineral Resources

Qualified Person
The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment and most recently filed Technical Report Summary were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Initial Assessment
Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized.

Inferred Resource
Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource
Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource
Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Probable Mineral Reserve
Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a Measured Mineral Resource.

Proven Mineral Reserve
Proven Mineral Reserve is the economically mineable part of a Measured Mineral Resource and can only result from conversion of a Measured Mineral Resource.

Pre-Feasibility Study
A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.